Exhibit 99.1

FOR RELEASE AT 3:00 PM CDT

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL FIRST QUARTER RESULTS

Milwaukee, Wisconsin – October 22, 2009 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended September 27, 2009.

Net sales for the Company’s first quarter ended September 27, 2009 were $41.2 million, compared to net sales of $34.7 million for the prior year quarter ended September 28, 2008.  Net income for the period was $943,000, compared to net income of $20,000 in the prior year quarter.  Diluted earnings per share for the period were $.29 compared to diluted earnings per share of $.01 in the prior year quarter.  The higher sales and net income for the quarter can be attributed primarily to the power products business STRATTEC acquired November 30, 2008.  That business, now called STRATTEC POWER ACCESS, generated $10.7 million of sales in the current quarter.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels.  Sales to Chrysler Group LLC were $12.8 million in the current quarter compared to $7.1 million in the prior year quarter.  Included in the current quarter were sales generated by STRATTEC POWER ACCESS, offset by a combination of lower vehicle production volume and reduced component content in the other security products we supply.  Sales to General Motors Company were $9.9 million compared to $12.3 million due to lower vehicle production volumes.  Sales to Ford Motor Company were $3.7 million compared to $2.3 million due to higher Ford vehicle production volumes.  In the current quarter, sales to Hyundai/Kia were $3.0 million relating to the STRATTEC POWER ACCESS business.

Gross profit margins were 16.5 percent in the current quarter compared to 15.6 percent in the prior year quarter.  The higher gross profit margin in the current year quarter was positively impacted by a favorable Mexican Peso to U.S. Dollar exchange rate affecting the Company’s operations in Mexico.  The gross profit margin was negatively affected by higher expediting costs and overtime incurred during the month of September to meet significantly increased production requirements from the Company’s largest customers as they re-built retail inventories following the U.S. Government’s “Cash for Clunkers” program that ended in August 2009.

Operating expenses were $6.2 million in the current quarter, compared to $6.0 million in the prior year quarter.  The current quarter includes the expenses of STRATTEC POWER ACCESS engineering and administrative personnel that were hired as of the date of the acquisition.

Included in the current quarter results is a $220,000 recovery of the allowance for doubtful accounts recorded in the third quarter ended March 29, 2009 relating to the Chrysler LLC bankruptcy filing.  During the current quarter, Chrysler paid a significant portion of the outstanding accounts receivable STRATTEC held at the time of Chrysler’s bankruptcy filing.

At the end of fiscal year 2009, we changed our method for accounting for inventories from last-in, first-out (LIFO) to first-in, first-out (FIFO).  The prior year reported information has been retrospectively adjusted on a FIFO basis.

Harold Stratton, STRATTEC’s Chairman, President and CEO commented, “While we are pleased to be able to report more favorable results this quarter, we do not believe our customers’ September production rates are sustainable over the next two quarters.  We therefore foresee variable vehicle production over the next several quarters which may hamper our opportunity to demonstrate improved financial performance in those quarters.”

Subsequent Events
At the Company’s 2009 Annual Meeting held on October 6, 2009, STRATTEC Shareholders re-elected both Harold M. Stratton II and Robert Feitler to the Company’s Board of Directors for an additional three-year term.

On October 8, 2009, the Company’s U.S. hourly represented associates agreed to amend the Company’s U.S. qualified defined benefit pension plan to discontinue benefit accruals for salary increases and services rendered after December 31, 2009.  A similar amendment to the Company’s defined benefit pension plan for it’s U.S. based salaried associates will become effective at the same time.  The Company will supplement its existing defined contribution 401(k) savings plan effective January 1, 2010 with a higher Company matching contribution.  In addition, the Company’s retiree health insurance benefit program for eligible U.S. participants will also be changed to cap the amount of future payouts for associates who retire after December 31, 2009.  The financial impact of the above changes will be reflected in the fiscal year 2010 second and third quarter reports.

STRATTEC designs, develops, manufactures and markets automotive Security Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings; and Access Control Products including latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through the VAST Alliance in which STRATTEC participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended
	September 27, 2009	September 28, 2008
		(Note A)

Net Sales	$41,181	$34,731
Cost of Goods Sold	34,383	29,307
Gross Profit	6,798	5,424

Engineering, Selling &
Administrative Expenses	6,199	5,952
Recovery of Doubtful Accounts	(220)	-
Income (Loss) from Operations	819	(528)

Interest Income	23	318
Interest Expense	-	-
Other Income, Net	428	223
	1,270	13

Provision (Benefit) for Income
Taxes	341	(193)

Net Income	929	206
Net Loss (Income) Attributable
to Non-Controlling Interest	14	(186)
Net Income Attributable to
STRATTEC SECURITY CORPORATION	$943	$20

Earnings Per Share:
Basic	$0.29	$0.01
Diluted	$0.29	$0.01
Average Basic
Shares Outstanding	3,266	3,332

Average Diluted
Shares Outstanding	3,271	3,340

Other
Capital Expenditures	$1,762	$5,316
Depreciation & Amortization	$1,751	$1,380

NOTE A:  Prior year balances have been restated to reflect the change from LIFO to FIFO accounting for inventories.

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	September 27, 2009	June 28, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$22,230	$22,764
Receivables, net	28,425	17,235
Inventories	15,157	16,589
Other current assets	13,779	15,970
Total Current Assets	79,591	72,558
Deferred Income Taxes	12,935	13,143
Investment in Joint Venture	4,580	4,483
Other Long Term Assets	1,041	1,069
Property, Plant and Equipment, Net	36,716	36,936
	$134,863	$128,189

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$17,555	$11,369
Other	19,972	19,479
Total Current Liabilities	37,527	30,848
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	24,045	24,784
Shareholders’ Equity	239,649	238,601
Accumulated Other Comprehensive Loss	(31,406)	(31,094)
Less:Treasury Stock	(136,077)	(136,089)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	72,166	71,418
Non-Controlling Interest	1,125	1,139
Total Shareholders’ Equity	73,291	72,557
	134,863	128,189

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	September 27, 2009	September 28, 2008
		Note A

Cash Flows from Operating Activities:
Net Income	$943	$20
Adjustment to Reconcile Net Income (Loss) to
Cash Used in Operating Activities:
Non-Controlling Interest	(14)	186
Depreciation and Amortization	1,751	1,380
Foreign Currency Transaction Gain	(65)	(238)
Stock Based Compensation Expense	106	128
Recovery of Doubtful Accounts	(220)	-
Change in Operating Assets/Liabilities	(1,251)	(753)
Other, net	(64)	(40)

Net Cash Provided by Operating Activities	1,186	683

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	(125)
Additions to Property, Plant and Equipment	(1,762)	(5,316)
Net Cash Used in Investing Activities	(1,762)	(5,441)

Cash Flow from Financing Activities:
Purchase of Common Stock	-	(5,714)
Dividends Paid	-	(521)
Loan from Non-Controlling Interest	-	375
Exercise of Stock Options and Employee
Stock Purchases	11	10

Net Cash Provided by (Used In) Financing Activities	11	(5,850)
Foreign Currency Impact on Cash	31	165

Net Decrease in Cash & Cash Equivalents	(534)	(10,443)

Cash and Cash Equivalents:
Beginning of Period	22,764	51,501
End of Period	$22,230	$41,058

NOTE A: Prior year balances have been restated to reflect the change from LIFO to FIFO accounting for inventories.